EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

The undersigned officers of Wilson Holdings, Inc., a Nevada corporation (the “Company”), do hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

1.     the Quarterly Report on Form 10-QSB of the Company for the quarter ended September 30, 2005, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.     the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Clark Wilson
Clark Wilson
President and Chief Executive Officer
November 21, 2005

/s/ Daniel Allen
Daniel Allen
Vice President and Chief Financial Officer
November 21, 2005